Exhibit 10(z)(3)

NXT GENERAL LICENSE
BETWEEN

1. New Transducers Limited a company incorporated in England under No: 3135528 and having its registered office at 37 Ixworth Place, London SW3 3QH, England ("NXT"); and

2. NCT Group, Inc. a corporation incorporated under the laws of Delaware, USA and having its principal office at 20 Ketchum Street, Westport, Connecticut 06880 USA (the "Licensee")

WHEREAS

A. NXT has a broad spectrum of patents, trade marks and other intellectual property rights concerning panel loudspeakers and other wide ranging applications, and has rights to sublicense in specific fields the related technologies of the British Defence Evaluation k Research Agency and the US-based Sound Advance Systems, Inc.

B. NXT has taken comprehensive measures to protect its intellectual property worldwide, and both the technology and trademarks of NXT have acquired valuable goodwill and reputation.

C. In order to protect such goodwill and reputation and to provide optimal technical solutions for end users, NXT needs to ensure that its intellectual property is used only by those who have appropriate licenses and technical expertise.

D. NXT is prepared to make available to the Licensee certain of its intellectual property rights, know how and trade marks as specified in this Agreement, and to offer ongoing technical, design and marketing support on mutually and separately agreed terms and conditions

E.   The  licensee  intends  to  exploit  the  commercial   potential  of  NXT's
     intellectual property and therefore wishes to enter into this NXT General License.

NOW IT IS AGREED AS FOLLOWS:

DEFINITIONS

     "Agreement" This NXT General License, the Blue Book and the White Book.

     "Blue Book" 8. "White Book" The publications (whether in print or on electronic media) produced and amended from time to time by NXT which include
(a) in the case of the Blue Book, the trade marks licensed under this Agreement, the manner in which such marks may be used, intellectual property notices, quality control and other relevant information and requirements, and (b) in the case of the White Book, the patents and/or patent applications which are licensed under this Agreement.

     "Commencement Date" The date of this Agreement which is the date on which it is duly signed for and on behalf of NXT.

     "Field(s) of Use" All fields of use, subject to the limitations and restrictions set out in the White Book,

     "IPR" All rights identified in; a) the White Book; and b) the Blue Book together with: c) the Know How; and d) the Software,

     "Know How" Any confidential information, advice, description and other technical data (whether written, oral (and subsequently confirmed in writing) or in any other form) which is supplied by NXT, its agents or representatives to the Licensee at any time prior to or during the term of this Agreement except to the extent that such material:

     a) is in the public domain (otherwise than by the unauthorized disclosure of the Licensee); or

     b) is already known by the Licensee (with the Licensee to bear the burden of proof in such circumstances); or

     c) is disclosed to the Licensee by a third party (other than NXT's agents or representatives and disclosures by an unauthorized third party).

     "Licensed Product(s)" Licensed Loudspeakers, together with such Other Licensed Products as may be negotiated and agreed by the parties.

     a) "Licensed Loudspeaker(s)" means anything which with the use of an appropriate signal is capable of producing or reproducing sound and which, or any part of which, incorporates, uses or is subject to any of the IPR.

     b) "Other Licensed Product(s)" means anything which incorporates, uses or is subject to any of the IPR and is not a Licensed Loudspeaker,

     "Licensed Subsidiary(ies)" Such subsidiaries of the Licensee as are listed in Schedule 1 (or are subsequently added with NXT's prior written consent) and which, by signing Schedule 1, have agreed to be bound by the terms and conditions of this Agreement. A subsidiary shall automatically cease to be a Licensed Subsidiary upon it ceasing to be a subsidiary of the Licensee.

     "Licensee's Marks" Any of the following brand names of the Licensee;
            1.                2.
            3.                4.
            5.                6.
            7.                8.
            9.               10.

     (together with such other brand names as are proposed by the Licensee and agreed in writing by NXT) so long, in each case, as the Licensee retains its existing legal interest in and control of such brand names.

     "Net Sales Revenue" the revenues received from the sale e by the Licensee of the Licensed Products less:

     (a)  costs of packing, transportation and insurance;

     (b)  sales, value added and other taxes not based on income;

     (c)  ordinary trade discounts and commissions;

     (d)  customs duties and expenses; and

     (e)  royalties payable to third parties.

     In the event of sales of Licensed Products by the Licensee other than to a third party in a commercial arm's length transaction, the Net Sales Revenue shall be the amount which would have been charged by the Licensee in a commercial arm's length transaction.

     "NXT Licensee(s)" Any third party who has the right under a license agreement with NXT to use the IPR to design, develop, manufacture, assemble, fit, distribute, market or sell Licensed Products in its fields of use.

     "NXT Master Licensee" A party which has entered into a license agreement in the same terms (or substantially the same terms) as this Agreement.

     "Royalty Rate"

     (a) the greater of 2% of Net Sales Revenue or US $0.10, in respect of each Licensed Product which is manufactured, assembled, supplied or sold as a finished product destined for sale to end users; or

     (b) US $0.92 per electrodynamic transducer and US $0.74 per piezoelectric transducer, in respect of each Licensed Product which is manufactured, assembled, supplied or sold as a product adapted or destined for incorporation into products of third parties. However, where NXT agrees royalty rates with other NXT Master Licensees which are lower than the rates specified in this paragraph (ii) (the "Third Party Rate"), then the Royalty Rate payable by the Licensee shall be reduced to the Third Party Rate less 8% (the "New Royalty Rate"). The New Royalty Rate shall be payable by the Licensee with effect from the quarter day immediately following notification of the New Royalty Rate by NXT. Further, in order to take into account market conditions, the parties may need to renegotiate separate Royalty Rates for Licensed Products for the different Fields of Use provided that the concept of the New Royalty Rate shall continue to apply to such renegotiated rates.

     "sale" (Including "sales", "sell", "sold" etc.) sale or any other disposal whether for value or not including lease, hire or any other transaction which transfers ownership or possession to any third party (including, for the avoidance of doubt, Licensed Subsidiaries and other NXT Licensees) but excluding sales where full credit has been given for the return of an item.

     "Software" The software suite ("NXT Designer") supplied by NXT, including programmes such as the panel design algorithm ("Panda") and the panel simulation software ("Pass"), together with any other proprietary software supplied by NXT to the Licensee from time to time.

     "subsidiary" A company is a "subsidiary" of another company if that other company:

     a) holds the majority of the voting rights in it; or b) is a member of it and has the right to appoint or remove a majority of its board of directors; or c) is a member of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it.

2.   GRANT

2.1 In consideration for the payments payable under this Agreement and subject to all the terms and conditions of this Agreement, NXT grants to the Licensee and its Licensed Subsidiaries a worldwide, non-exclusive, non-assignable license to use the IPR to design, develop, manufacture, assemble, fit, distribute, market, sell and use Licensed Products in and for the Field of Use. The Licensee and its Licensed Subsidiaries shall not sub-license the rights granted under this clause and, other than as provided in clause 2.4, shall not permit sub-contractors to use such rights. The Licensee shall immediately notify NXT upon a Licensed Subsidiary ceasing to be a subsidiary of the Licensee.


2.2 Each of the Licensed Subsidiaries agrees to be bound by all the terms and conditions of this Agreement (including all limitations and exclusions) as though it were the Licensee, and the Licensee shall procure that each Licensed Subsidiary will comply with all such terms and conditions. The Licensee shall fully and promptly indemnify and hold harmless NXT against all damage, loss, expenses and costs (including legal costs) arising out of:

     a) any failure by its Licensed Subsidiaries to comply with the terms and conditions of this Agreement; and

     b) any activities or threatened activities of its Licensed Subsidiaries (whether such activities or threatened activities are authorized by the Licensee or not) which are inconsistent with the terms and conditions of this Agreement.

2.3 In order to maintain the reputation which NXT holds in respect of the IPR, including the NXT brand, and also to ensure that other parties using the IPR have the appropriate technical expertise, NXT must ensure that only NXT Licensees or their authorized sub-contractors may design, develop, manufacture, assemble and fit Licensed Products. Thus the Licensee may only sell Licensed Products as follows:

     a) any Licensed Loudspeaker which is ready for sale in its final form and packaging, bears the Licensee's Marks and is not destined to form an integral part of another product, may be sold to any third party;

     b) any other Licensed Loudspeaker, including any sold on an OEM basis for resale under the purchaser's own brands, may be sold only to NXT Licensees (and, where appropriate, NXT will offer royalty-free user licenses to third parties wishing to purchase such Licensed Loudspeakers);

     c) Other Licensed Products may only be sold subject to further agreement between the parties.

2.4 Without relieving the Licensee of any of its obligations under this Agreement, the Licensee may sub-contract the design, development, manufacture, assembly and fitting of Licensed Products to a third party provided that:

     a)   such sub-contractor is of good standing and repute;

     b) the Licensee gives prior written notice to NXT of the identity of such sub-contractor and the address of the place of design, development, manufacture, assembly and fitting; and

     c) the Licensee has a separate written agreement with the sub-contractor which expressly prohibits the sub- contractor from supplying Licensed Products produced for the Licensee to any other party.

     The Licensee shall fully and promptly indemnify and hold harmless NXT against all damage, loss, expenses and costs (including legal costs) arising out of any activities or threatened activities of its sub-contractors (whether such activities or threatened activities are authorized by the Licensee or not) which are inconsistent with the terms and conditions of this Agreement.

3.   ROYALTIES AND PAYMENTS

3.2 The Licensee shall pay royalties to NXT in respect of all sales of Licensed Products by the Licensee and its Licensed Subsidiaries. For administrative convenience NXT may accept payment of royalties direct from Licensed Subsidiaries, but this shall not in any way relieve the Licensee of its obligations to ensure that all royalty payments are made in accordance the terms of this Agreement. If the Licensee fails to pay in whole or in part any royalties as required by this clause 3, then each Licensed Subsidiary shall be jointly and severally liable with the Licensee to pay direct to NXT in accordance with all the provisions of this clause 3 all outstanding and subsequent royalties on sales of Licensed Products by the Licensed Subsidiary.

3.3 The amount of royalty payable in respect of each Licensed Product sold by the Licensee or its Licensed Subsidiaries shall be calculated by reference to the Royalty Rate.

3.4 NXT at its sole discretion may apply a discount to the above rates depending on the annual sales volumes of the Licensee and its Licensed Subsidiaries and the Fields of Use. Any such discount shall be subject to additional conditions and in any event is subject to annual review by NXT in the light of the Licensee's performance.

3.5 No royalty shall be payable by the Licensee on the sale of any Licensed Loudspeaker which has been purchased from another NXT Licensee and on which royalty has already been paid to NXT.

3.6 If the parties agree to include any Other Licensed Products within this Agreement then the royalty and other special terms applicable to such Other Licensed Products shall be as negotiated and agreed in writing between the parties.

3.7 With effect from January 1, 1999 the royalty rates applicable under this Agreement shall be adjusted annually by any increase in the US Consumer Price Index (or its generally recognized successor) over the immediately preceding calendar year and rounded down to the nearest cent.

3.8 The royalties payable to NXT shall be calculated on the first day of January, April, July and October of each year and shall account for all sales of Licensed Products made prior to that date but not included in any previous royalty calculation.

3.9 The Licensee shall pay the royalties to NXT within one month of the date referred to in clause 3.8, and at the same time provide NXT with a true and accurate written statement of:

     a) the number and type of Licensed Products (together with the number, type and power rating of the actuators that they contain) sold by the Licensee and its Licensed Subsidiaries during that quarter (or at any earlier time if not included in a previous royalty calculation), together with the identity of those purchasers who are NXT Licensees;

     b)   how the royalty has been calculated;

     c) where applicable, the number and type of Licensed Products purchased by the Licensee and its Licensed Subsidiaries during that quarter together with the identity of the suppliers; and

     d) such other details as NXT may require from time to time to ensure compliance with the provisions of this Agreement.

3.10 The Licensee shall pay all sums due under this Agreement in United States Dollars in immediately available funds to such account as NXT shall nominate in writing from time to time.

3.11 The Licensee shall pay to NXT interest on all overdue sums at the rate of 5% per annum over US Prime.

3.12 All sums payable under this Agreement are exclusive of Value Added Tax, consumption tax or other sales tax which shall where applicable be payable by the Licensee in addition.

3.13 All sums payable by the Licensee under this Agreement shall be paid in full without any set off or counterclaim and without deduction or withholding on any ground whatsoever save as may be required by law. If any such deduction or withholding is required by law in respect of any sum payable, then the Licensee shall be obliged to pay NXT such grossed up sum as ensures that NXT receives the full value of the sums payable under this Agreement. To the extent that NXT receives tax credit in the United Kingdom in respect of the grossed up sums then the Licensee shall be entitled to deduct the value of this credit from subsequent payments to NXT under this Agreement. For this purpose, no credit shall be regarded as having been received by NXT unless it shall have relieved NXT of an obligation to pay tax.

3.14 The Licensee shall keep detailed, true and accurate books of account with regard to all royalty statements and all sales and purchases of Licensed Products. NXT or its appointed representatives may inspect on five days' notice such of the Licensee's records as may be necessary to verify the accuracy of the books of account, the royalty statements and the payments due under this Agreement. NXT shall pay the fees of its appointed representatives in performing such verification. If the verification reveals an underpayment, a correcting payment together with the applicable interest shall be made by the Licensee within 30 days of notification.

4.   OBLIGATIONS OF NXT

4.1  NXT shall:

     a) provide or arrange, free of charge, an initial technical training session at such time and place and for such duration as may be mutually agreed by the parties.

     b) provide or arrange further or on-going training and/or technical support at such time and place and for such duration and cost as may be mutually agreed by the parties (with any intellectual property rights created or generated through such support being owned exclusively by NXT);

     c) if required by the Licensee, and on terms to be mutually agreed, NXT shall offer a product design service for products incorporating the IPR (with any intellectual property rights created or generated through such design service being owned exclusively by NXT);

     d) evaluate any samples sent to NXT pursuant to clause 6.2 in a timely manner and NXT shall where possible, and if requested by the Licensee, recommend technical solutions to enable the Licensed Products to meet the required standards;

     e) take commercially reasonable steps to publicize the NXT brand, prosecute and maintain the IPR and restrain acts of infringement of the IPR by third parties; and

     f)   keep the Licensee generally informed of developments at NXT.

5.   INTELLECTUAL PROPERTY

5.1 This Agreement licenses a package of rights including patents, know how and trade marks on a worldwide basis. Accordingly the Licensee acknowledges NXT's right to receive royalties for the full period during which the Licensee continues to design, develop, manufacture, assemble, fit, distribute, market, sell or use the Licensed Products under this Agreement, notwithstanding that within some countries patents and/or trade marks may expire, may fail to proceed to grant or may not be applied for. The Licensee acknowledges that the obligations and restrictions in this Agreement are reasonable, particularly in view of the Licensee's right under clause 10.2 to terminate this Agreement at any time.

5.2 NXT shall not withdraw from the White Book any patents licensed to the Licensee under this Agreement which NXT has not abandoned, and which NXT is legally entitled to continue licensing to the Licensee. Any rights granted under this Agreement in relation to any IPR licensed by a third party to NXT shall automatically terminate upon termination of such third party license to NXT.

5.3 Other than the rights expressly granted under this Agreement, the Licensee acknowledges that it shall not acquire or hold any rights in respect of the IPR, which shall at all times belong to NXT and/or NXT's licensors. The Licensee also acknowledges that any goodwill resulting from its use of the licensed trademarks shall accrue to the benefit of NXT and, at the request of NXT, the Licensee shall promptly execute a confirmatory assignment of such rights to NXT.

5.4 At the request of NXT, the Licensee shall provide all reasonable information and assistance to enable any of the IPR to be registered or maintained with any appropriate body. The Licensee shall also assist NXT in any public registration of this Agreement and authorizes NXT to cancel any such registration upon termination of this Agreement. NXT shall reimburse any reasonable out-of-pocket expenses of the Licensee in relation to its obligations under this clause 5.4.

5.5 If during the term of this Agreement the Licensee makes or acquires any addition, development, improvement, modification or adaptation of any of the IPR which is to be the subject of a patent application ("Improvement") then, as soon as practicable and prior to the filing of such an application, the Licensee shall give NXT full written particulars of such Improvement. NXT may only use such disclosure for evaluating whether there is any infringement of the IPR and whether NXT wishes to obtain a license for such Improvement. If requested by NXT, the Licensee shall grant to NXT a non-exclusive license to use and sub-license such Improvement on terms and conditions to be separately negotiated in good faith and mutually agreed between the parties.

5.6 The Licensee shall not use or register any name, word or device identical or similar to the trade marks identified in the Blue Book as part of a corporate, business, trading or Internet name, or apply to register anywhere in the world any mark identical or similar to the trade marks identified in the Blue Book in respect of any goods or services.


5.7 The Licensee shall not do or say anything which is detrimental to or otherwise diminishes the reputation or goodwill of NXT, nor assist any third party to do the same.

6.   QUALITY CONTROL AND MARKING

6.1 The Licensee shall comply with the contents and directions of the latest versions of the White Book and the Blue Book. The Licensee acknowledges that a failure to comply with the marking requirements will result in the distribution, marketing, sale or use (as the case may be) of unlicensed products and will constitute both a material breach of this Agreement and an infringement of the IPR.

6.2 The Licensee shall not demonstrate, distribute or sell any Licensed Products until a sample thereof(together with associated promotional and/or packaging material) has been approved in writing by NXT as meeting the requirements of the Blue Book and the White Book, and standards of quality acceptable to NXT. Such approval shall not be unreasonably withheld and shall not affect the provisions of clause 7.2.

6.3 The Licensee shall ensure that all Licensed Products (including their promotional and/or packaging material) will substantially correspond with the relevant sample approved and retained by NXT. NXT may from time to time inspect the Licensee's manufacturing facilities and samples of Licensed Products.

6.4 The Licensee shall ensure that each Licensed Product shall comply at all times with all applicable laws and regulations of governmental or other competent authorities in the countries of origin and destination.

7.   WARRANTIES AND LIABILITY

7.1 NXT warrants that it is the owner or licensee of the IPR and that it has the right and power to grant the license in this Agreement.

7.2  Subject to clause 7. l:

     a) NXT does not warrant that what is licensed under this Agreement is useful, of merchantable or satisfactory quality or fit for any purpose or is in any good commercial form, or will not give rise to a claim or action by a third party against the Licensee for infringement of any intellectual property right. NXT also excludes all warranties as to the accuracy of the Know How and the validity and enforceability of the IPR;

     b) NXT shall not be liable to the Licensee for any injury, loss or damage of any kind sustained or incurred by the Licensee or by any third party arising from or in connection with the design, development, manufacture, assembly, fitting, distribution, marketing, sale, supply or use of any Licensed Product;

     c) the Licensee shall fully and promptly indemnify and hold harmless NXT against all liabilities, claims, damages, losses, expenses and costs arising out of the design, development, manufacture, assembly, fitting, distribution, marketing, sale, supply and use of Licensed Products by the Licensee or its customers or otherwise arising out of the use of the IPR by the Licensee.

7.3 Nothing in clause 7.2 shall exclude, restrict or modify any condition or warranty implied by law where to do so would render such clause void or unenforceable.

8.   INFRINGEMENT

8.1 The Licensee shall promptly report to NXT any infringement or threatened infringement or unauthorized disclosure or use of the IPR which comes to its attention, giving full particulars of all information available to the Licensee in respect of such infringement, disclosure or use.

8.2 At NXT's request, the Licensee shall promptly provide all reasonable information and assistance in respect of potential or actual proceedings concerning the IPR including, without limitation, the giving of written and oral evidence by the relevant employees and officers of the Licensee. NXT will reimburse any reasonable expenses of the Licensee in relation to its obligations under this clause 8.2.

8.3 The Licensee shall have no right to bring proceedings or counterclaims against third parties in respect of the IPR and shall not make any admissions in respect of the IPR without the written consent of NXT.

8.4 If a third party makes or brings a claim, action or demand against the Licensee which arises from the use of the IPR (an "IP Action"), then the Licensee shall:

     a)   immediately give NXT full written details;

     b) allow NXT immediate and sole control over the defense and all negotiations for a settlement or compromise of the IP Action;

     c) cooperate fully with NXT in the defense and all negotiations for a settlement or compromise of the IP Action and, at the request of NXT, provide all information and assistance including, without limitation, the giving of written and oral evidence by its relevant officers, employees and agents; and

     d) immediately comply with any direction of NXT to modify the Licensed Products and/or cease the activities which are the subject of the IP Action.

Conditional upon the Licensee complying with the provisions of (a) to (d) above, NXT shall promptly indemnify the Licensee against any final award for actual damages assessed by a court of competent jurisdiction in an IP Action (excluding, without limitation, any award for increased, punitive, penal or similar damages and any legal costs) in respect of the period commencing 14 days after the date of notification under (a) above.

8.5 Clause 8.4 does not affect the provisions of clause 7.2(a) and states and limits the liability of NXT to the Licensee with regard to any IP Action. Accordingly, but subject to clause 8.4, NXT shall not be liable to the Licensee for any injury, loss or damage of any kind howsoever sustained or incurred by the Licensee arising from or caused by an IP Action or consequences thereof (including, without limitation, loss or damage caused by business interruption or any other indirect or consequential loss or damage). Nothing in this clause shall exclude, restrict or modify any condition or warranty implied by law where to do so would render this clause 8.5 void or unenforceable.

9.   CONFIDENTIALITY

9.1 The Licensee agrees for itself, its officers, employees and agents that it will not at any time use the Know How for any purpose other than as expressly permitted by the terms and conditions of this Agreement and that it will keep such Know How confidential at all times. The Licensee may only disclose the Know How to:

     a) such of its officers and employees as are bound by an obligation of confidence and who need the Know How to enable the Licensee to exercise its rights fully under this Agreement; and

     b) sub-contractors (authorized pursuant to clause 2.4) to the extent that this is necessary to enable the sub- contracting to be carried out.

9.2 Each party agrees for itself, its officers, employees and agents that it will keep confidential at all times all commercial, financial and product information relating to the other party, but excluding such information as is published or otherwise in the public domain other than by any unauthorized disclosure. Such information may only be disclosed:

     a) to such of its officers, employees, agents and professional advisers as are bound by an obligation of confidence and who need such information for the purposes of carrying out their duties; or

     b) to the extent that such disclosure is required by law or any regulatory body.

9.3 For the avoidance of doubt, NXT shall not be bound by any duty of confidentiality or non-disclosure in respect of any technical information or data which is disclosed to NXT by the Licensee unless such disclosure is made in compliance with an express obligation under this Agreement or a separate obligation is expressly accepted in writing by NXT prior to such disclosure.

9.4 Any press release which the Licensee intends to issue and which refers to NXT or the IPR must be submitted to NXT for prior written approval (not to be unreasonably withheld or delayed).

9.5 The provisions of clauses 9.1 to 9.3 shall survive termination of this Agreement.

10.  COMMENCEMENT, DURATION AND TERMINATION

10.1 This Agreement shall come into effect on the Commencement Date and shall continue until terminated in accordance with its terms. If any governmental or other approval of this Agreement is required, then the Licensee shall use reasonable endeavours to secure such approval and the Commencement Date shall be the date of such approval. If such approval is not obtained within one year of the date of NXT signing this Agreement then this Agreement shall automatically cease to be of any further effect.

10.2 The Licensee may terminate this Agreement at any time and without cause by giving 30 days' written notice to NXT.

10.3 NXT may terminate this Agreement by giving 30 days' written notice to the Licensee only if:

     a) the Licensee commits any breach of this Agreement which either cannot be remedied or, if capable of remedy, is not remedied within a period of 30 days after notification, or if the Licensee commits a material breach of the same term of this Agreement (whether capable of remedy or not) on more than one occasion; or

     b) the Licensee challenges or assists others to challenge the validity, subsistence or scope of the IPR or NXT's ownership of or entitlement to use and license the IPR.

10.4 This Agreement shall automatically terminate if the Licensee becomes insolvent, is adjudicated bankrupt or compounds with or makes any arrangement with or makes any general assignment for the benefit of its creditors or enters into liquidation, whether compulsory or voluntary (except for the purposes of bona fide reconstruction or amalgamation) or has a receiver, administrative receiver or administrator (or equivalent under the relevant local insolvency or bankruptcy law) appointed over the whole or any part or its undertaking or assets or a similar occurrence under any jurisdiction affects the Licensee, or if the Licensee ceases or threatens to cease its business or if there is a change of control of the Licensee, meaning any transaction that gives effective control of the Licensee to a third party.

10.5 Unless terminated sooner in accordance with any other provision of this Agreement, this Agreement and the License granted herein shall terminate upon the expiry (whether by the passing of time or revocation) of the last to expire of the patent rights identified in the White Book as at the Commencement Date.

1l.  RIGHTS AFTER TERMINATION

11.1 Upon termination of this Agreement howsoever arising: a) the license granted under clause 2.1 shall terminate forthwith; b) all monies due under this Agreement shall be paid forthwith; and c) the Licensee shall promptly arrange for the destruction on oath or, at the option of NXT, the return to NXT of all copies of the White Book, the Blue Book and all other documents or media on which the Know How or Software is contained, incorporated or stored which are within the custody, power, possession or control of the Licensee or its sub-contractors.

l1.2 Notwithstanding termination of the license granted under clause 2.1, for a period of six months following the termination and subject to all the terms and conditions of this Agreement, the Licensee may:

     a) continue to use the IPR to fulfill any order received prior to termination of this Agreement; and

     b) effect sales of Licensed Products which are held in stock at the time of termination or which are manufactured subsequently under clause I l.2(a).

11.3 The termination of this Agreement howsoever arising shall not relieve either of the parties of any obligation to the other arising prior to termination.

12.  MISCELLANEOUS

12.1 The Licensee shall not sub-license, assign, transfer, mortgage, charge or otherwise howsoever part with its rights, duties or obligations under this Agreement without the previous written consent of NXT. NXT may assign the benefit and burden of this Agreement together with its rights in and to the IPR.

12.2 If any provision of this Agreement is determined to be illegal or unenforceable by any court of law or any competent governmental or other authority, the remaining provisions shall be severable and enforceable in accordance with their terms so long as this Agreement without such terms or provisions does not fail in its essential purpose. The parties shall negotiate in good faith to replace any such illegal or unenforceable provisions so as to maintain as far as possible the purposes and effect of this Agreement. Should the parties fail to agree such a replacement provision within 30 days of such determination of illegality or unenforceability, this Agreement shall terminate.

12.3 No modification, waiver, alteration or amendment to or of this Agreement shall be valid unless set out in writing and duly executed by or on behalf of NXT and the Licensee.

12.4 Any failure by either party at any time or from time to time to enforce or require the other party strictly to observe and perform any of the terms and conditions of this Agreement shall not constitute a waiver of such terms or conditions or in any way affect the right of either party at any time to avail itself of such remedies as it may have under this Agreement or otherwise for any breach of such terms and conditions.

12.5 This Agreement constitutes the entire agreement between the parties as to its subject matter and supersedes and cancels all prior agreements, understandings and negotiations in connection with it. Each of the parties confirms and acknowledges that it has not agreed to enter into this Agreement in reliance upon any statements, warranties or representations (whether of fact or otherwise) made by the other which are not set out in this Agreement.

12.6 Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties or constitute NXT as agent for the Licensee or vice versa for any purpose and neither party shall have the right or authority to and shall not do any act, enter into any contract, make any representation, give any warranty, incur any liability, assume any obligation, whether express or implied, of any kind on behalf of the other or binding on the other in any way.

12.7 Any notice given under this Agreement shall be given in writing and shall be served by sending the same by pre- paid air mail (or by first class post if being sent within the United Kingdom) or facsimile or by delivering the same by hand to the address of the party set out above (or such other address as either party has specified by notice to the other). Any notice served in accordance with this clause 12.7 shall be deemed to have been served when delivered by hand at the time of such delivery, when sent through the post five calendar days after the date of dispatch, and when sent by facsimile on the date of transmission.

13.  DISPUTE RESOLUTION AND JURISDICTION

13.1 The parties shall meet as soon as possible to discuss and attempt to resolve all differences, disputes or disagreements which may arise out of or in connection with this Agreement. If the parties are unable to resolve any such matter or dispute then it shall be referred to the Chairman of NXT and the Chairman (or equivalent officer) of the Licensee, and they or their nominated representatives shall meet within fourteen days of being requested to do so and shall in good faith attempt to resolve the matter or dispute.

13.2 The parties agree to refer any matter or dispute which is not able to be resolved pursuant to clause l 3.1 to the Centre for Dispute Resolution in London, England in an attempt to settle the same in good faith by Alternative Dispute Resolution ("ADR").

13.3 Subject to clause 13.5, neither party shall be precluded from taking such interim formal steps as may be considered necessary to protect its position while the procedures referred to in clauses 13.1 and 13,2 are being pursued. 3.4 In the event that the matter remains unresolved by such ADR procedure within thirty days of the commencement of such procedure, then the parties shall be at liberty to take such other Proceedings (as defined below) as they think fit.

13.5 Except as provided for in clauses 13.1 and 13.2, in relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("Proceedings") the Licensee irrevocably submits to the exclusive jurisdiction of the English Courts and waives any objection to Proceedings in such Courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum. This clause 13.5 operates for the benefit of NXT which shall retain the right to take Proceedings in any other court having jurisdiction.

13.6 This Agreement shall be governed by and construed in accordance with English law.

     IN WITNESS WHEREOF the duly authorized representatives of the parties have executed this License Agreement.

Signed by /s/MICHAEL J. PARRELLA          Signed by /s/PETER THOMS
          ----------------------                    --------------
          for & on behalf of                        for & on behalf of
          the Licensee                              New Transducers Limited


                                    This 11th day of April 2001